CONSENT OF KPMG PEAT MARWICK LLP

     Board of Directors
     Guess ?, Inc.

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, filed by Guess ?, Inc. (the "Company") of our report dated February 24, 1997, included in the Company's annual report on Form 10-K for the year ended December 31, 1996 and to the reference to our firm under the heading "Experts."

                                   /s/ KPMG PEAT MARWICK LLP

     Los Angeles, California
     October 15, 1997